EXHIBIT 99(f)



                      [Peters Elworthy & Moore letterhead]


NCT Group, Inc.                                             Our Ref:  PRC/LCT
20 Ketchum Street
Westport
Connecticut  06880                                          Date:  12 April 2001
USA


Dear Sirs:

We consent to the inclusion of our opinion on the financial statements of Noise Cancellation Technologies (Europe) Limited as of December 31, 1999 and for the year ended December 31, 1999 and 1998 included in the Annual Report on Form 10-K.


Yours faithfully


/s/ PETERS ELWORTHY & MOORE